                                   Exhibit 2.1

Pursuant to Regulation S-K, Item 601(b)(2), a summary table of contents for the Schedules to the Merger Agreement is attached hereto. The Company agrees to furnish a copy of each omitted Schedule to the Commission upon request.

                                                                  EXECUTION COPY
                                                                  --------------





                          AGREEMENT AND PLAN OF MERGER


                                 by and between


                                   NEWELL CO.,

                                 ROOSTER COMPANY


                                       and


                             RUBBERMAID INCORPORATED




                          Dated as of October 20, 1998

                                TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----

                                    ARTICLE 1

                                   THE MERGER


         Section 1.1  The Merger..............................................................................1
         Section 1.2  Closing.................................................................................2
         Section 1.3  Effective Time..........................................................................2
         Section 1.4  Effects of the Merger...................................................................2
         Section 1.5  Articles of Incorporation and Code of Regulations.......................................2
         Section 1.6  Directors and Officers of the Surviving Corporation.....................................2


                                    ARTICLE 2

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

         Section 2.1  Effect on Capital Stock.................................................................3
                  (a)      Cancellation of Treasury Stock and Company-Owned Stock.............................3
                  (b)      Conversion of Company Common Stock.................................................3
                  (c)      Capital Stock of Merger Sub........................................................3
         Section 2.2  Exchange of Certificates................................................................3
                  (a)      Exchange Agent.....................................................................3
                  (b)      Exchange Procedures................................................................4
                  (c)      Distributions with Respect to Unexchanged Shares...................................4
                  (d)      No Further Ownership Rights in Company Common Stock................................5
                  (e)      No Fractional Shares...............................................................5
                  (f)      Termination of Exchange Fund.......................................................6
                  (g)      No Liability.......................................................................6
                  (h)      Investment of Exchange Fund........................................................6
                  (i)      Lost Certificates..................................................................6
         Section 2.3  Certain Adjustments.....................................................................6
         Section 2.4  Dissenters' Rights......................................................................7
         Section 2.5  Further Assurances......................................................................7

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1  Representations and Warranties of the Company...........................................7
                  (a)      Organization, Standing and Corporate Power.........................................7
                  (b)      Subsidiaries.......................................................................8
                  (c)      Capital Structure..................................................................8
                  (d)      Authority; Noncontravention........................................................9
                  (e)      Reports; Undisclosed Liabilities..................................................10
                  (f)      Information Supplied..............................................................11
                  (g)      Absence of Certain Changes or Events..............................................11
                  (h)      Compliance with Applicable Laws; Litigation.......................................12
                  (i)      Absence of Changes in Benefit Plans...............................................12
                  (j)      ERISA Compliance..................................................................12
                  (k)      Taxes.............................................................................15
                  (l)      Voting Requirements...............................................................16
                  (m)      State Takeover Statutes...........................................................16
                  (n)      Accounting Matters................................................................16
                  (o)      Brokers...........................................................................16
                  (p)      Ownership of Acquiror Capital Stock...............................................16
                  (q)      Certain Contracts.................................................................16
                  (r)      The Company Rights Agreement......................................................17
                  (s)      Opinion of Financial Advisor......................................................17
                  (t)      Environmental Matters.............................................................18
                  (u)      Intellectual Property.............................................................19
         Section 3.2  Representations and Warranties of Acquiror and Merger Sub..............................19
                  (a)      Capitalization of Merger Sub......................................................20
                  (b)      Organization, Standing and Corporate Power........................................20
                  (c)      Subsidiaries......................................................................20
                  (d)      Capital Structure.................................................................20
                  (e)      Authority; Noncontravention.......................................................22
                  (f)      Reports; Undisclosed Liabilities..................................................23
                  (g)      Information Supplied..............................................................23
                  (h)      Absence of Certain Changes or Events..............................................24
                  (i)      Compliance with Applicable Laws; Litigation.......................................24
                  (j)      Absence of Changes in Benefit Plans...............................................25
                  (k)      ERISA Compliance..................................................................25
                  (l)      Taxes.............................................................................27
                  (m)      Voting Requirements...............................................................28
                  (n)      State Takeover Statutes...........................................................28
                  (o)      Accounting Matters................................................................28
                  (p)      Brokers...........................................................................28
                  (q)      Ownership of the Company Capital Stock............................................28
                  (r)      Certain Contracts.................................................................29
                  (s)      Opinion of Financial Advisor......................................................29
                  (t)      Environmental Matters.............................................................29
                  (u)      Intellectual Property.............................................................30


                                    ARTICLE 4

                   COVENANTS RELATING TO CONDUCT OF BUSINESS
         Section 4.1  Conduct of Business....................................................................31
                  (a)      Conduct of Business by the Company................................................31
                  (b)      Conduct of Business by Acquiror...................................................35
                  (c)      Coordination of Dividends.........................................................35
                  (d)      Other Actions.....................................................................35
                  (e)      Advice of Changes.................................................................35
                  (f)      Control of Other Party's Business.................................................35
         Section 4.2       No Solicitation by the Company....................................................35
         Section 4.3       No Solicitation by Acquiror.......................................................37


                                    ARTICLE 5

                             ADDITIONAL AGREEMENTS

         Section 5.1       Preparation of the Form S-4 and the Joint Proxy Statement;
                              Stockholders Meetings..........................................................39
         Section 5.2       Letters of the Company's Accountants..............................................41
         Section 5.3       Letters of Acquiror's Accountants.................................................41
         Section 5.4       Access to Information; Confidentiality............................................42
         Section 5.5       Reasonable Best Efforts; Cooperation..............................................42
         Section 5.6       Stock Options, Restricted Stock and Employment Agreements.........................43
         Section 5.7       Indemnification...................................................................45
         Section 5.8       Fees and Expenses.................................................................46
         Section 5.9       Public Announcements..............................................................47
         Section 5.10      Affiliates........................................................................48
         Section 5.11      NYSE Listing......................................................................48
         Section 5.12      Stockholder Litigation............................................................48
         Section 5.13      Tax Treatment.....................................................................48
         Section 5.14      Pooling of Interests..............................................................49
         Section 5.15      Standstill Agreements; Confidentiality Agreements.................................49
         Section 5.16      Employee Benefit Plans............................................................49
         Section 5.17      Post-Merger Operations............................................................50
         Section 5.18      Acquiror Corporate Office.........................................................50
         Section 5.19      Acquiror Board of Directors; Acquiror Officers....................................50


                                    ARTICLE 6

                              CONDITIONS PRECEDENT
         Section 6.1       Conditions to Each Party's Obligation to Effect the Merger........................51
                  (a)      Stockholder Approvals.............................................................51
                  (b)      Governmental and Regulatory Approvals.............................................51
                  (c)      No Injunctions or Restraints......................................................51
                  (d)      Form S-4..........................................................................52
                  (e)      NYSE Listing......................................................................52
                  (f)      Pooling...........................................................................52
                  (g)      Dissenting Shares.................................................................52
                  (h)      HSR Act...........................................................................52
         Section 6.2       Conditions to Obligations of Acquiror.............................................52
                  (a)      Representations and Warranties....................................................52
                  (b)      Performance of Obligations of the Company.........................................52
                  (c)      Tax Opinion.......................................................................52
                  (d)      No Material Adverse Change........................................................52
         Section 6.3       Conditions to Obligations of the Company..........................................53
                  (a)      Representations and Warranties....................................................53
                  (b)      Performance of Obligations of Acquiror............................................53
                  (c)      Tax Opinion.......................................................................53
                  (d)      No Material Adverse Change........................................................53
         Section 6.4       Frustration of Closing Conditions.................................................53


                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.1       Termination.......................................................................53
         Section 7.2       Effect of Termination.............................................................54
         Section 7.3       Amendment.........................................................................55
         Section 7.4       Extension; Waiver.................................................................55
         Section 7.5       Procedure for Termination, Amendment, Extension or Waiver.........................55


                                    ARTICLE 8

                               GENERAL PROVISIONS

         Section 8.1       Nonsurvival of Representations and Warranties.....................................55
         Section 8.2       Notices...........................................................................55
         Section 8.3       Definitions.......................................................................56
         Section 8.4       Interpretation....................................................................57
         Section 8.5       Counterparts......................................................................57
         Section 8.6       Entire Agreement; No Third-Party Beneficiaries....................................57
         Section 8.7       Governing Law.....................................................................57
         Section 8.8       Assignment........................................................................58
         Section 8.9       Consent to Jurisdiction...........................................................58
         Section 8.10      Headings..........................................................................58
         Section 8.11      Severability......................................................................58

                           TABLE OF DEFINED TERMS

TERM                                                                                                    SECTION
----                                                                                                    -------

Acquiror...............................................................................................Recitals
Acquiror Acquisition Agreement...........................................................................4.3(b)
Acquiror Authorized Preferred Stock......................................................................3.2(d)
Acquiror Benefit Plans...................................................................................3.2(j)
Acquiror Board..........................................................................................5.19(a)
Acquiror Common Stock....................................................................................2.1(b)
Acquiror Disclosure Schedule................................................................................3.2
Acquiror Employee Stock Options..........................................................................3.2(d)
Acquiror Filed SEC Documents.............................................................................3.2(h)
Acquiror Intellectual Property........................................................................3.2(u)(i)
Acquiror Notice..........................................................................................4.3(a)
Acquiror Permits.........................................................................................3.2(i)
Acquiror Rights Agreement................................................................................3.2(d)
Acquiror SEC Documents...................................................................................3.2(f)
Acquiror Stock Plans.....................................................................................3.2(d)
Acquiror Stockholder Approval............................................................................3.2(m)
Acquiror Stockholder Meeting.............................................................................5.1(c)
Acquiror Superior Proposal...............................................................................4.3(b)
Acquiror Takeover Proposal...............................................................................4.3(a)
Acquiror Termination Fee.................................................................................5.8(c)
Adjusted Option..........................................................................................5.6(a)
Adjustment Event............................................................................................2.3
Affiliate................................................................................................8.3(a)
Agreement.............................................................................................Recitals
Certificates.............................................................................................2.2(b)
Certificate of Merger.......................................................................................1.3
Cleanup..............................................................................................3.1(t)(iv)
Closing.....................................................................................................1.2
Closing Date................................................................................................1.2
Code...................................................................................................Recitals
Company................................................................................................Recitals
Company Acquisition Agreement............................................................................4.2(b)
Company Authorized Preferred Stock.......................................................................3.1(c)
Company Award............................................................................................5.6(b)
Company Benefit Plans....................................................................................3.1(i)
Company Board...........................................................................................5.19(a)
Company Common Stock...................................................................................Recitals
Company Disclosure Schedule.................................................................................3.1
Company Employee Stock Options...........................................................................3.1(c)
Company Filed SEC Documents..............................................................................3.1(g)
Company Intellectual Property.........................................................................3.1(u)(i)
Company Notice...........................................................................................4.2(a)

Company Permits..........................................................................................3.1(h)
Company Rights Agreement.................................................................................3.1(r)
Company SEC Documents....................................................................................3.1(e)
Company Stock Plan.......................................................................................3.1(c)
Company Stockholder Approval............................................................................3.1(l)
Company Stockholders Meeting.............................................................................5.1(b)
Company Superior Proposal................................................................................4.2(b)
Company Takeover Proposal................................................................................4.2(a)
Company Termination Fee..................................................................................5.8(b)
Confidentiality Agreement...................................................................................5.4
Control..................................................................................................8.3(a)
Dissenting Shares........................................................................................2.1(b)
Dissenting Stockholders..................................................................................2.1(b)
Effective Time..............................................................................................1.3
Environmental Claim...................................................................................3.1(t)(v)
Environmental Laws...................................................................................3.1(t)(vi)
ERISA.................................................................................................3.1(j)(i)
ERISA Affiliate.....................................................................................3.1(j)(iii)
Exchange Act.............................................................................................3.1(d)
Exchange Agent...........................................................................................2.2(a)
Exchange Fund............................................................................................2.2(a)
Exchange Ratio...........................................................................................2.1(b)
Foreign Antitrust Laws...................................................................................3.1(d)
Form S-4.................................................................................................3.1(f)
Governmental Entity......................................................................................3.1(d)
Hazardous Materials.................................................................................3.1(t)(vii)
HSR Act..................................................................................................3.1(d)
Incentive Compensation..................................................................................5.16(a)
Indemnified Liabilities..................................................................................5.7(a)
Indemnified Party(ies)...................................................................................5.7(a)
Joint Proxy Statement....................................................................................3.1(d)
Knowledge................................................................................................8.3(b)
Liens....................................................................................................3.1(b)
Material(ly).............................................................................................8.3(c)
Material Adverse Change..................................................................................8.3(c)
Material Adverse Effect..................................................................................8.3(c)
Material Company Trademarks...........................................................................3.1(u)(i)
Merger.................................................................................................Recitals
Merger Consideration.....................................................................................2.1(b)
Merger Sub.............................................................................................Recitals
Newell Rubbermaid Inc....................................................................................5.1(c)
NYSE.................................................................................................2.2(e)(ii)
OGCL........................................................................................................1.1
Person...................................................................................................8.3(d)
Pooling Affiliate.......................................................................................5.10(a)
Release............................................................................................3.1(t)(viii)
Restraints...............................................................................................6.1(c)

SEC......................................................................................................3.1(b)
Securities Act...........................................................................................3.1(e)
Subsidiary...............................................................................................8.3(e)
Surviving Corporation.......................................................................................1.1
Takeover Statute.........................................................................................3.1(m)
Tax Certificates.........................................................................................5.5(c)
Taxes................................................................................................3.1(k)(iv)
Trust Documents..........................................................................................3.2(d)

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 20, 1998, among Rubbermaid Incorporated, an Ohio corporation (the "Company"), Newell Co., a Delaware corporation ("Acquiror"), and Rooster Company, an Ohio corporation and a wholly owned subsidiary of Acquiror ("Merger Sub").

                              W I T N E S S E T H:

                  WHEREAS, the respective Boards of Directors of the Company, Acquiror and Merger Sub have approved the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding common share, par value $1.00 per share, of the Company ("Company Common Stock"), other than Dissenting Shares (as defined in Section 2.1(b)) and any shares owned by Acquiror, Merger Sub or any direct or indirect subsidiary of the Company, Acquiror or Merger Sub or any Company Common Stock held in the treasury of the Company, will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(b));

                  WHEREAS, the respective Boards of Directors of the Company, Acquiror and Merger Sub have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

                  WHEREAS, the Company, Acquiror and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling-of-interests transaction.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                    ARTICLE 1

                                   THE MERGER

                  Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Ohio General Corporation Law (the "OGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3) and the separate corporate existence of Merger Sub shall thereupon cease.

Following the Effective Time, the Company shall be the surviving corporation (the "Surviving Corporation"), and shall be a wholly owned subsidiary of Acquiror.

                  Section 1.2 CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article 6, unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Jones, Day, Reavis & Pogue, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114 or such other location as the parties hereto shall agree to in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                  Section 1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall (i) file a Certificate of Merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the OGCL and (ii) make all other filings or recordings required under the OGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Ohio, or at such subsequent date or time as the Company and Acquiror shall agree and specify in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

                  Section 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the OGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  Section 1.5 ARTICLES OF INCORPORATION AND CODE OF REGULATIONS. The articles of incorporation and code of regulations of Merger Sub shall be the articles of incorporation and code of regulations, respectively, of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  Section 1.6 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                    ARTICLE 2

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

                  Section 2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company or Merger Sub:

                  (a) CANCELLATION OF TREASURY STOCK AND COMPANY-OWNED STOCK. Each share of Company Common Stock that is owned by Acquiror, Merger Sub and any direct or indirect subsidiary of the Company, Acquiror or Merger Sub and any Company Common Stock held in the treasury of the Company shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (b) CONVERSION OF COMPANY COMMON STOCK. Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(a) and shares ("Dissenting Shares") that are owned by stockholders ("Dissenting Stockholders") that have properly exercised appraisal rights pursuant to Section 1701.85 of the OGCL) shall be converted into the right to receive 0.7883 (the "Exchange Ratio") fully paid and nonassessable shares of common stock, par value $1.00 per share (the "Acquiror Common Stock"), of Acquiror (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Acquiror Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest.

                  (c) CAPITAL STOCK OF MERGER SUB. At the Effective Time, each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

                  Section 2.2 EXCHANGE OF CERTIFICATES.

                  (a) EXCHANGE AGENT. First Chicago Trust Company of New York, or such other national bank or trust company as shall be designated by Acquiror and the Company prior to the Effective Time, shall act as agent of Acquiror for purposes of, among other things, mailing and receiving transmittal letters and distributing certificates for Acquiror Common Stock, and cash in lieu of fractional shares of Acquiror Common Stock, to the Company stockholders (the "Exchange Agent"). As of the Effective Time, Acquiror and the Exchange Agent shall enter into an agreement which shall provide that Acquiror shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article 2, through the Exchange Agent, certificates representing the shares of Acquiror Common Stock (such shares of Acquiror Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, and any cash payable in lieu of any fractional shares of Acquiror Common Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock.

                  (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company and Acquiror may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Acquiror Common Stock which such holder has the right to receive pursuant to the provisions of this Article 2, certain dividends or other distributions, if any, in accordance with Section 2.2(c) and cash in lieu of any fractional share of Acquiror Common Stock in accordance with Section 2.2(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Company Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of shares of Acquiror Common Stock to a person other than the registered holder of such Certificate or establishes to the satisfaction of Acquiror that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this
Article 2, certain dividends or other distributions, if any, in accordance with
Section 2.2(c) and cash in lieu of any fractional share of Acquiror Common Stock in accordance with Section 2.2(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this
Article 2.

                  (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby, and, in the case of Certificates representing Company Common Stock, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of Acquiror Common Stock shall be paid by Acquiror to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article 2. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock and, in the case of Certificates representing Company Common Stock, the amount of any cash payable in lieu of a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.2(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Acquiror Common Stock.

                  (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Acquiror Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article 2 (including any cash paid pursuant to this Article 2) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock, theretofore represented by such Certificates, subject, however, to Acquiror's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 2, except as otherwise provided by law.

                  (e) NO FRACTIONAL SHARES.

                  (i) No certificates or scrip representing fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Acquiror shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror.

                  (ii) Each holder of Company Common Stock entitled to receive a fractional share of Acquiror Common Stock shall receive in lieu thereof an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Acquiror Common Stock as reported on the New York Stock Exchange, Inc. ("NYSE") Composite Transaction Tape (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the Closing Date.

                  (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing Company Common Stock subject to and in accordance with the terms of Section 2.2(c).

                  (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of the Certificates who have not theretofore complied with this
Article 2 shall thereafter look only to Acquiror for payment of their claim for Merger Consideration, any dividends or distributions with respect to Acquiror Common Stock and any cash in lieu of fractional shares of Acquiror Common Stock.

                  (g) NO LIABILITY. None of Acquiror, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Acquiror Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Acquiror Common Stock or any cash from the Exchange Fund, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Acquiror, on a daily basis. Any interest and other income resulting from such investments shall be paid to Acquiror.

                  (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Acquiror Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case, due to such person pursuant to this Agreement.

                  Section 2.3 CERTAIN ADJUSTMENTS. If after the date hereof and on or prior to the Effective Time the outstanding shares of Acquiror Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur (any such action, an "Adjustment Event"), the Exchange Ratio shall be adjusted accordingly to provide to the holders of Company Common Stock the same economic effect and percentage ownership of Acquiror Common Stock as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

                  Section 2.4 DISSENTERS' RIGHTS. No Dissenting Stockholder shall be entitled to any portion of the Merger Consideration or cash in lieu of fractional shares thereof or any dividends or other distributions pursuant to this Article 2 unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the OGCL, and any Dissenting Shareholder shall be entitled to receive only the payment provided by Section 1701.85 of the OGCL with respect to Company Common Stock owned by such Dissenting Stockholder. If any Person who otherwise would be deemed a Dissenting Stockholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Company Common Stock, such shares of Company Common Stock shall thereupon be treated as though such Company Common Stock had been converted into the right to receive the Merger Consideration with respect to such Company Common Stock as provided in this Article 2. The Company shall give Acquiror (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands and any other instruments served pursuant to applicable law received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the OGCL. The Company shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

                  Section 2.5 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.


                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as disclosed in the Company Filed SEC Documents (as defined in Section 3.1(g)) or as set forth on the Disclosure Schedule delivered by the Company to Acquiror prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Acquiror and Merger Sub as follows:

                  (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and its subsidiaries (as defined in Section 8.3(e)) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.3(c)) on the Company. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on the Company. The Company has made available to Acquiror prior to the execution of this Agreement complete and correct copies of its articles of incorporation and code of regulations, each as amended to date.

                  (b) SUBSIDIARIES. Section 3.1(b) of the Company Disclosure
Schedule includes all the subsidiaries of the Company which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")). All the outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except in the case of clauses (ii) and (iii) for any Liens or restrictions that would not have a material adverse effect on the Company.

                  (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of (i) 400,000,000 shares of Company Common Stock and (ii) 20,000,000 shares of preferred stock, without par value, of the Company ("Company Authorized Preferred Stock"). At the close of business on September 30, 1998: (i) 149,975,019 shares of Company Common Stock were issued and outstanding; (ii) 12,702,063 shares of Company Common Stock were held by the Company in its treasury; (iii) no shares of Company Authorized Preferred Stock were issued or outstanding; and (iv) 3,210,548 shares of Company Common Stock were subject to outstanding employee stock options to purchase Company Common Stock granted under The Amended and Restated 1989 Stock Incentive and Option Plan (the "Company Stock Plan") at September 30, 1998 (collectively, "Company Employee Stock Options"). All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except (i) as set forth in this Section 3.1(c), (ii) for changes since September 30, 1998 resulting from the issuance of shares of Company Common Stock pursuant to the Company Employee Stock Options, (iii) for outstanding rights issued pursuant to the Company Rights Agreement, and (iv) as permitted by
Section 4.1(a)(ii), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company or
(C) any warrants, calls, options or other rights to acquire from the Company or any Company subsidiary, and no obligation of the Company or any Company subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (y) there are no outstanding obligations of the Company or any Company subsidiary to repurchase, redeem or otherwise acquire any such securities or, other than agreements entered into with respect to the Company Stock Plan in effect as of the close of business on September 30, 1998, to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any Company subsidiary is a party to any voting agreement with respect to the voting of any such securities. There are no outstanding (A) securities of the Company or any Company subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Company subsidiary, (B) warrants, calls, options or other rights to acquire from the Company or any Company subsidiary, and no obligation of the Company or any Company subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Company subsidiary or (C) obligations of the Company or any Company subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Company subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

                  (d) AUTHORITY; NONCONTRAVENTION. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval (as defined in Section 3.1(l)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the articles of incorporation or code of regulations of the Company or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company or (y) reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental U.S. or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "Governmental Entity") is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (1) the filing with the SEC of (A) a proxy statement relating to the Company Stockholders Meeting (as defined in Section 5.1(b)) (such proxy statement, together with the proxy statement relating to the Acquiror Stockholders Meeting (as defined in Section 5.1(c)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby; (2) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (3) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act");
(4) such filings, consents, approvals, orders or authorizations required to be made or obtained pursuant to the laws of any non-U.S. jurisdiction relating to antitrust matters or competition ("Foreign Antitrust Laws"); and (5) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on the Company or (y) reasonably be expected to materially impair or delay the ability of Company to perform its obligations under this Agreement.

                  (e) REPORTS; UNDISCLOSED LIABILITIES. The Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1995 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated statement of earnings, cash flows and shareholders' equity for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except
(A) as reflected in such financial statements or in the notes thereto or (B) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on the Company.

                  (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Acquiror in connection with the issuance of Acquiror Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Acquiror or Merger Sub specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

                  (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 1997, the Company and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any Company Filed SEC Document, and there has not been (1) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, other than regular quarterly cash dividends on the Company Common Stock, (2) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, except for issuances of Company Common Stock upon the exercise of Company Employee Stock Options awarded prior to September 30, 1998 in accordance with their present terms or issued pursuant to Section 4.1(a) or in accordance with the terms of the Company Stock Plan, (3) (A) any granting by the Company or any of its subsidiaries to any current or former director, executive officer or other key employee of the Company or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Company Filed SEC Documents"), (B) any granting by the Company or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business, or (C) any entry by the Company or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business, (4) except insofar as may have been disclosed in the Company Filed SEC Documents or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business or (5) except insofar as may have been disclosed in the Company Filed SEC Documents, any tax election that individually or in the aggregate would reasonably be expected to have a material adverse effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability.

                  (h) COMPLIANCE WITH APPLICABLE LAWS; LITIGATION. The Company, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Company and its subsidiaries (collectively, the "Company Permits"), except where the failure to have any such Company Permits individually or in the aggregate would not have a material adverse effect on the Company. The Company and its subsidiaries are in compliance with the terms of the Company Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on the Company. As of the date of this Agreement, except as disclosed in the Company Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to the Company or any of its subsidiaries or any of their respective properties is pending or, to the knowledge (as defined in Section 8.3(b)) of the Company, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (i) reasonably be expected to have a material adverse effect on the Company or (ii) reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement.

                  (i) ABSENCE OF CHANGES IN BENEFIT PLANS. Since February 1, 1998, there has not been any (i) adoption by the Company or any of its subsidiaries of any collective bargaining agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, life, severance or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Company or any of its wholly owned subsidiaries (collectively, the "Company Benefit Plans") to which any of the Company's executive officers is a participant or (ii) amendment to any Company Benefit Plan that resulted in a material increase in the benefits received or to be received thereunder by any executive officer of the Company. Since January 1, 1998, there has not been any material increase in the aggregate benefits provided under the Company Benefit Plans.

                  (j) ERISA COMPLIANCE.

                  (i) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have a material adverse effect on the Company under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

                  (ii) Each Company Benefit Plan has been administered in accordance with its terms, all applicable laws, including ERISA and the Code, and the terms of all applicable collective bargaining agreements, except for any failures so to administer any Company Benefit Plan that individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company. The Company, its subsidiaries and all the Company Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company. Each Company Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Company Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of the Company, no fact or event has occurred since the date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Company Benefit Plan or the exempt status of any such trust, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company, and to the knowledge of the Company, all contributions to, and payments from, such Plans which are required to be made in accordance with such Plans, ERISA or the Code have been timely made other than any failures that individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company.

                  (iii) Except as any of the following either individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company, (x) neither the Company nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA, has incurred any liability under Title IV of ERISA and no condition exists that presents a risk to the Company or any ERISA Affiliate of the Company of incurring any such liability (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), (y) no Company Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived and (z) to the knowledge of the Company, there are not any facts or circumstances that would materially change the funded status of any Company Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan.

                  (iv) Neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries, in each case that is material to the Company and its subsidiaries taken as a whole. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company. As of the date of this Agreement, (x) to the knowledge of the Company, none of the Company, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any of its subsidiaries, and (y) there is no charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company.

                  (v) No Company Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service the cost of which is material to the Company and its subsidiaries taken as a whole.

                  (vi) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event,
         (A) entitle any current or former employee, officer or director of the Company or any ERISA Affiliate of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director or (C) constitute a "change of control" under any Company Benefit Plan.

                  (vii) With respect to each Company Benefit Plan: (x) no actions, suits, claims or disputes are pending or, to the knowledge of the Company, threatened, other than claims for benefits made in accordance with the terms of such Company Benefit Plan, except for such actions, suits, claims or disputes that individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company; (y) no audits are pending with any governmental or regulatory agency and to the knowledge of the Company there are no facts which could give rise to any liability in the event of such an audit that either individually or in the aggregate would have a material adverse effect on the Company; and (z) to the knowledge of the Company, all reports and returns required to be filed with any governmental agency or distributed to any participant in any Company Benefit Plan have been so duly filed or distributed other than any failure to file or distribute such reports or returns that individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company.

                  (viii) The Company has not incurred any liability under Code
         Section 4975, and no fact exists which could result in a liability to the Company under Code Section 4975 that would reasonably be expected to have a material adverse effect on the Company.

                  (ix) Neither the Company nor any ERISA Affiliate contributes to a multiemployer plan described in Section 3(37) of ERISA, no withdrawal liability has been incurred with respect to any such plan and no withdrawal liability would be incurred upon the withdrawal from any such plan by the Company or any ERISA Affiliate as of the date hereof, except for any withdrawal that individually or in the aggregate would not have a material adverse effect on the Company.

                  (k) TAXES.

                  (i) Each of the Company and its subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on the Company. The Company and each of its subsidiaries has paid (or the Company has paid on its behalf) all taxes (as defined below) shown as due on such returns, and the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                  (ii) No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on the Company.

                  (iii) Neither the Company nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (iv) As used in this Agreement, "taxes" shall include all (x) federal, state, local or foreign net and gross income, alternative or add-on minimum, environmental, gross receipts, ad valorem, value added, goods and services, capital stock, profits, license, single business, employment, severance, stamp, unemployment, customs, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental duties, charges, fees, levies or other assessments including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and
         (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

                  (l) VOTING REQUIREMENTS. The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock at the Company Stockholders Meeting to adopt this Agreement (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement and the Merger and the transactions contemplated hereby. The Board of Directors of the Company has duly and validly approved and taken all corporate action required to be taken by the Company Board of Directors for the consummation of the transactions contemplated by this Agreement.

                  (m) STATE TAKEOVER STATUTES. The Board of Directors of the Company has taken all necessary action so that no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each, a "Takeover Statute") (including the control share acquisition provisions codified in Sections 1701.831 et seq. of the OGCL and the moratorium provisions codified in Section 1704.02 et seq. of the OGCL) or any applicable anti-takeover provision in the Company's articles of incorporation or code of regulations is applicable to the Merger and the other transactions contemplated by this Agreement. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

                  (n) ACCOUNTING MATTERS. The Company has disclosed to its independent public accountants all actions taken by it or its subsidiaries that would impact the accounting of the business combination to be effected by the Merger as a pooling of interests. As of the date hereof, the Company believes that the Merger will qualify for "pooling of interests" accounting.

                  (o) BROKERS. Except for Goldman, Sachs & Co., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  (p) OWNERSHIP OF ACQUIROR CAPITAL STOCK. Except for shares owned by the Company Benefit Plans or shares held or managed for the account of another person or as to which the Company is required to act as a fiduciary or in a similar capacity, as of the date hereof, neither the Company nor, to its knowledge without independent investigation, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Acquiror.

                  (q) CERTAIN CONTRACTS. Except as set forth in the Company Filed SEC Documents or as permitted pursuant to Section 4.1(a), neither the Company nor any of its subsidiaries is a party to or bound by (i) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions) providing for payment or repayment in excess of $100.0 million, (ii) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or (iii) any non-competition agreement which purports to limit in any material respect the manner in which, or the localities in which, all or any substantial portion of the business of the Company and its subsidiaries, taken as a whole, or, after the Effective Time, the business of Acquiror and its subsidiaries, taken as a whole, is or would be conducted.

                  (r) THE COMPANY RIGHTS AGREEMENT. The Rights Agreement dated June 25, 1996 between the Company and The First National Bank of Boston (the "Company Rights Agreement") has been amended to (i) render the Company Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement, (ii) ensure that (x) none of Acquiror or its wholly owned subsidiaries is an Acquiring Person (as defined in the Company Rights Agreement) pursuant to the Company Rights Agreement, (y) a Distribution Date, a Triggering Event or a Share Acquisition Date (as such terms are defined in the Company Rights Agreement) does not occur solely by reason of the execution of this Agreement, the consummation of the Merger, or the consummation of the other transactions contemplated by this Agreement and (z) ensure that the Company Rights Agreement will expire or otherwise terminate immediately prior to the Effective Time.

                  (s) OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Goldman, Sachs & Co., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to holders of shares of Company Common Stock (other than Acquiror and its affiliates), a signed copy of which opinion will be made available to Acquiror promptly after the date hereof.

                  (t) ENVIRONMENTAL MATTERS.

                  (i) During the three-year period immediately preceding the date of this Agreement, neither the Company nor any of its subsidiaries has received any written communication, whether from a Governmental Entity, citizens' group, employee or otherwise, alleging that the Company or any of its subsidiaries is not in compliance with applicable Environmental Laws, other than those instances of alleged noncompliance which individually or in the aggregate would not (x) reasonably be expected to have a material adverse effect on the Company or (y) reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement.

                  (ii) There is no Environmental Claim pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries or, to the knowledge of the Company, against any person whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, other than those Environmental Claims which individually or in the aggregate would not (x) reasonably be expected to have a material adverse effect on the Company or (y) reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement.

                  (iii) There are no present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material at any property, that could reasonably be expected to result in liability under any Environmental Law for the Company or any of its subsidiaries or, to the knowledge of the Company, for any person whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, other than those liabilities which individually or in the aggregate would not (x) reasonably be expected to have a material adverse effect on the Company or (y) reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement.

                  (iv) As used herein, the term "Cleanup" means all actions required to (w) cleanup, remove, treat, manage or remediate Hazardous Materials in the indoor or outdoor environment; (x) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (y) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (z) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

                  (v) As used herein, the term "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any person alleging potential liability or responsibility (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (x) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its subsidiaries or (y) circumstances forming the basis of any violation of any Environmental Law.

                  (vi) As used herein, the term "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of the environment, including, without limitation, laws relating to Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  (vii) As used herein, the term "Hazardous Materials" means all substances defined as Hazardous Substances, Hazardous Waste, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law, including all matters adversely affecting air, ground, ground water and/or environmental quality or safety, including, without limitation, petroleum, petroleum-derived products, underground storage tanks and asbestos.

                  (viii) As used herein, the term "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property (including the abatement or discarding of barrels or other containers containing Hazardous Materials), including the movement of Hazardous Materials through, on or in the air, soil, surface water, ground water or property.

                  (u) INTELLECTUAL PROPERTY.

                  (i) The Company and its subsidiaries own or have a binding, enforceable right to use all letters patent, patent applications, trade names, brand names, trademarks, service marks, trademark and service mark registrations and applications, copyright registrations and applications, both domestic and foreign (collectively, the "Company Intellectual Property") used in their businesses substantially as currently conducted except for such Company Intellectual Property, the failure of which to own or have a binding, enforceable right to use individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with and, to the knowledge of the Company, there are no infringements of or conflicts with, the rights of others with respect to the use of any Company Intellectual Property that individually or in the aggregate, in either such case, would reasonably be expected to have a material adverse effect on the Company or would reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement. Neither the Company nor any of its subsidiaries has received any written notice that the conduct of another person's business or the nature of any products sold or services provided by another person infringes upon or conflicts with the Company's registered trademarks set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Material Company Trademarks") other than those infringements or conflicts that individually or in the aggregate would not reasonably be expected to
         (x) have a material adverse effect on the Company or (y) materially impair or delay the ability of the Company to perform its obligations under this Agreement.

                  (ii) The Company has conducted a comprehensive review of its computer systems' ability to process properly year date codes after December 31, 1999, has formulated a plan to modify or replace programs where necessary and believes that all necessary reprogramming efforts will be completed prior to December 31, 1999, except for any failures to complete such reprogramming efforts as would not individually or in the aggregate have a material adverse effect on the Company.

                  Section 3.2 REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB. Except as disclosed in the Acquiror Filed SEC Documents (as defined in Section 3.2(h)) or as set forth on the Disclosure Schedule delivered by Acquiror to the Company prior to the execution of this Agreement (the "Acquiror Disclosure Schedule"), Acquiror and Merger Sub each hereby represents and warrants to the Company as follows:

                  (a) CAPITALIZATION OF MERGER SUB. The authorized capital stock of Merger Sub consists of 100 shares of common stock, no par value, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Acquiror, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

                  (b) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Acquiror and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on Acquiror. Each of Acquiror and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Acquiror. Acquiror has made available to the Company prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and bylaws and the articles of incorporation and code of regulations of Merger Sub, each as amended to date.

                  (c) SUBSIDIARIES. Section 3.2(c) of the Acquiror Disclosure
Schedule includes all the subsidiaries of Acquiror which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are owned directly or indirectly by Acquiror, free and clear of all Liens and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except in the case of clauses
(ii) and (iii) for any Liens or restrictions that would not have a material adverse effect on Acquiror.

                  (d) CAPITAL STRUCTURE. The authorized capital stock of Acquiror consists of shares of (i) 400,000,000 shares of Acquiror Common Stock and (ii) 10,000,000 shares of preferred stock of Acquiror, consisting of 10,000 shares without par value and 9,990,000 shares par value $1.00 per share ("Acquiror Authorized Preferred Stock"). At the close of business on September 30, 1998: (i) 162,634,182 shares of Acquiror Common Stock were issued and outstanding; (ii) 20,834 shares of Acquiror Common Stock in the aggregate were held by Acquiror in its treasury; (iii) no shares of Acquiror Preferred Stock were issued and outstanding; (iv) 2,147,237 shares of Acquiror Common Stock were subject to outstanding employee stock options pursuant to the plans set forth in
Section 3.2(d)(iv) of the Acquiror Disclosure Schedule (collectively, the "Acquiror Stock Plans") at September 30, 1998 (collectively, "Acquiror Employee Stock Options"); and (v) 9,865,000 shares of Acquiror Common Stock were reserved for issuance upon the conversion of outstanding convertible trust preferred securities of a subsidiary trust of Acquiror pursuant to the Amended and Restated Trust Agreement, dated as of December 12, 1997 among Newell Co., as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee and C.R. Davenport, Brett E. Gries and Ronn L. Claussen, as Administrative Trustees, the Junior Convertible Subordinated Indenture for the 5.25% Convertible Subordinated Debentures, dated as of December 12, 1997, among Newell Co. and The Chase Manhattan Bank, as Indenture Trustee, and the Guaranty Agreement between Newell Co. and The Chase Manhattan Bank, as Guaranty Trustee, dated December 12, 1997 (the "Trust Documents"). All outstanding shares of capital stock of Acquiror are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except (i) as set forth in this Section 3.2(d), (ii) for changes since September 30, 1998 resulting from the issuance of shares of Acquiror Common Stock pursuant to the Acquiror Employee Stock Options, (iii) for up to an aggregate of 9,865,000 shares of Acquiror Common Stock authorized for issuance as of September 30, 1998 upon the conversion of outstanding convertible trust preferred securities of a subsidiary trust of Acquiror pursuant to the Trust Documents, (iv) for outstanding preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of October 20, 1988, by and between Acquiror and First Chicago Trust Company of New York (formerly known as Morgan Shareholders Service Trust Company) or the Rights Agreement, dated as of August 6, 1998, by and between Acquiror and First Chicago Trust Company (referred to herein collectively as the "Acquiror Rights Agreement"), and (v) as permitted by Section 4.1(b)(ii), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Acquiror, (B) any securities of Acquiror convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Acquiror or (C) any warrants, calls, options or other rights to acquire from Acquiror or any Acquiror subsidiary, and no obligation of Acquiror or any Acquiror subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Acquiror and (y) there are no outstanding obligations of Acquiror or any Acquiror subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither Acquiror nor any Acquiror subsidiary is a party to any voting agreement with respect to the voting of any such securities. There are no outstanding (A) securities of Acquiror or any Acquiror subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Acquiror subsidiary, (B) warrants, calls, options or other rights to acquire from Acquiror or any Acquiror subsidiary, and no obligation of Acquiror or any Acquiror subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Acquiror subsidiary or (C) obligations of Acquiror or any Acquiror subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of

Acquiror subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

                  (e) AUTHORITY; NONCONTRAVENTION. Each of Acquiror and Merger Sub has all requisite corporate power and authority to enter into this Agreement and, subject to the Acquiror Stockholder Approval (as defined in Section 3.2(m)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Acquiror and Merger Sub and the consummation by Acquiror and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub, subject, in the case of the issuance of Acquiror Common Stock in connection with the Merger, to the Acquiror Stockholder Approval. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Acquiror and Merger Sub, enforceable against Acquiror and Merger Sub in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Acquiror or Merger Sub or any of its subsidiaries under,
(i) the certificate of incorporation or by-laws of Acquiror or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Acquiror or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Acquiror or (y) reasonably be expected to materially impair or delay the ability of Acquiror or Merger Sub to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement by Acquiror or the consummation by Acquiror of the transactions contemplated hereby, except for:
(1) the filing with the SEC of the Joint Proxy Statement relating to the Acquiror Stockholders Meeting; (2) the filing with and declaration of effectiveness by the SEC of the Form S-4; (3) the filing with the SEC of such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (4) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (5) such filings with and approvals of the NYSE to permit the shares of Acquiror Common Stock that are to be issued in the Merger and under the Company Stock Plan to be listed on the NYSE; (6) the filing of a premerger notification and report form by Acquiror under the HSR Act; (7) such filings, consents, approvals, orders or authorizations required to be made or obtained pursuant to Foreign Antitrust Laws; and (8) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Acquiror or (y) reasonably be expected to materially impair or delay the ability of Acquiror or Merger Sub to perform its obligations under this Agreement.

                  (f) REPORTS; UNDISCLOSED LIABILITIES. Acquiror has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1995 (the "Acquiror SEC Documents"). As of their respective dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Acquiror SEC Documents, and none of the Acquiror SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Acquiror SEC Document has been revised or superseded by a later filed Acquiror SEC Document, none of the Acquiror SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Acquiror included in the Acquiror SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Acquiror and its consolidated subsidiaries as of the dates thereof and the consolidated statements of income, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (A) as reflected in such financial statements or in the notes thereto or (B) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither Acquiror nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Acquiror.

                  (g) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Acquiror specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Acquiror's stockholders or at the time of the Acquiror Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, respectively, and the rules and regulations thereunder, except that no representation or warranty is made by Acquiror with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

                  (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 1997, Acquiror and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any Acquiror Filed SEC Document, and there has not been (1) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Acquiror's capital stock, other than regular quarterly cash dividends on the Acquiror Common Stock, (2) any split, combination or reclassification of any of Acquiror's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Acquiror's capital stock, except for issuances of Acquiror Common Stock upon the exercise of Acquiror Employee Stock Options awarded prior to September 30, 1998 in accordance with their present terms or issued pursuant to Section 4.1(b) or in accordance with the terms of the Acquiror Stock Plans, (3) (A) any granting by Acquiror or any of its subsidiaries to any current or former director, executive officer or other key employee of Acquiror or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Acquiror SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Acquiror Filed SEC Documents"),
(B) any granting by Acquiror or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business or pursuant to the Acquiror Stock Plans, or (C) any entry by Acquiror or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business, (4) except insofar as may have been disclosed in the Acquiror Filed SEC Documents or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by Acquiror materially affecting its assets, liabilities or business or (5) except insofar as may have been disclosed in the Acquiror Filed SEC Documents, any tax election that individually or in the aggregate would reasonably be expected to have a material adverse effect on Acquiror or any of its tax attributes or any settlement or compromise of any material income tax liability.

                  (i) COMPLIANCE WITH APPLICABLE LAWS; LITIGATION. Acquiror, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Acquiror and its subsidiaries (collectively, the "Acquiror Permits") except where the failure to have any such Acquiror Permits individually or in the aggregate would not have a material adverse effect on Acquiror. Acquiror and its subsidiaries are in compliance with the terms of the Acquiror Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on Acquiror. As of the date of this Agreement, except as disclosed in the Acquiror Filed

SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Acquiror or any of its subsidiaries or any of their respective properties is pending or, to the knowledge of Acquiror, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (i) reasonably be expected to have a material adverse effect on Acquiror or (ii) reasonably be expected to materially impair or delay the ability of Acquiror or Merger Sub to perform its obligations under this Agreement.

                  (j) ABSENCE OF CHANGES IN BENEFIT PLANS. Since February 1, 1998, there has not been any (i) adoption by Acquiror or any of its subsidiaries of any collective bargaining agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Acquiror or any of its wholly owned subsidiaries (collectively, the "Acquiror Benefit Plans") to which any of Acquiror's executive officers is a participant or (ii) amendment to any Acquiror Benefit Plan that resulted in a material increase in the benefits received or to be received thereunder by any executive officer of Acquiror. Since January 1, 1998, there has not been any material increase in the aggregate benefits provided under the Acquiror Benefits Plans.

                  (k) ERISA COMPLIANCE.

                  (i) With respect to the Acquiror Benefit Plans, no event has occurred and, to the knowledge of Acquiror, there exists no condition or set of circumstances, in connection with which Acquiror or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have a material adverse effect on Acquiror under ERISA, the Code or any other applicable law.

                  (ii) Each Acquiror Benefit Plan has been administered in accordance with its terms, all applicable laws, including ERISA and the Code, and the terms of all applicable collective bargaining agreements, except for any failures so to administer any Acquiror Benefit Plan that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Acquiror. Acquiror, its subsidiaries and all the Acquiror Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Acquiror. Each Acquiror Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Acquiror Benefit Plan that is intended to be exempt from federal income taxation under
         Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of Acquiror, no fact or event has occurred since the date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Acquiror Benefit Plan or the exempt status of any such trust, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Acquiror, and to the knowledge of Acquiror, all contributions to, and payments from, such Plans which are required to be made in accordance with such Plans, ERISA or the Code have been timely made other than any failures that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Acquiror.

                  (iii) Except as any of the following either individually or in the aggregate would not reasonably be expected to have a material adverse effect on Acquiror, (x) neither Acquiror nor any ERISA Affiliate of Acquiror, which together with Acquiror would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA, has incurred any liability under Title IV of ERISA and no condition exists that presents a risk to Acquiror or any ERISA Affiliate of Acquiror of incurring any such liability (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), (y) no Acquiror Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived and (z) to the knowledge of Acquiror, there are not any facts or circumstances that would materially change the funded status of any Acquiror Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan.

                  (iv) Neither Acquiror nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Acquiror or any of its subsidiaries and no collective bargaining agreement is being negotiated by Acquiror or any of its subsidiaries, in each case that is material to Acquiror and its subsidiaries taken as a whole. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Acquiror or any of its subsidiaries pending or, to the knowledge of Acquiror, threatened which may interfere with the respective business activities of Acquiror or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not reasonably be expected to have a material adverse effect on Acquiror. As of the date of this Agreement, to the knowledge of Acquiror, none of Acquiror, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Acquiror or any of its subsidiaries, and there is no charge or complaint against Acquiror or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Acquiror.

                  (v) No Acquiror Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service the cost of which is material to Acquiror and its subsidiaries taken as a whole.

                  (vi) No amounts payable under the Acquiror Benefit Plans solely as a result of the consummation of the transactions contemplated by this Agreement will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event,
         (A) entitle any current or former employee, officer or director of Acquiror or any ERISA Affiliate of Acquiror to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director or (C) constitute a "change of control" under any Acquiror Benefit Plan.

                  (vii) With respect to each Acquiror Benefit Plan: (x) no actions, suits, claims or disputes are pending or, to the knowledge of Acquiror, threatened, other than claims for benefits made in accordance with the terms of such Acquiror Benefit Plan, except for such actions, suits, claims or disputes that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Acquiror; (y) no audits are pending with any governmental or regulatory agency and to the knowledge of Acquiror there are no facts which could give rise to any liability in the event of such an audit that either individually or in the aggregate would have a material adverse effect on the Acquiror; and (z) to the knowledge of Acquiror, all reports and returns required to be filed with any governmental agency or distributed to any participant in any Acquiror Benefit Plan have been so duly filed or distributed other than any failure to file or distribute such reports or returns that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Acquiror.

                  (viii) Acquiror has not incurred any liability under Code
         Section 4975, and no fact exists which could result in a liability to Acquiror under Code Section 4975 that would reasonably be expected to have a material adverse effect on the Company.

                  (ix) Neither Acquiror nor any ERISA Affiliate contributes to a multiemployer plan described in Section 3(37) of ERISA, no withdrawal liability has been incurred with respect to any such plan and no withdrawal liability would be incurred upon the withdrawal from any such plan by Acquiror or any ERISA Affiliate as of the date hereof, except for any withdrawal that individually or in the aggregate would not have a material adverse effect on Acquiror.

                  (l) TAXES.

                  (i) Each of Acquiror and its subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Acquiror. Acquiror and each of its subsidiaries has paid (or Acquiror has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Acquiror SEC Documents reflect an adequate reserve for all taxes payable by Acquiror and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                  (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Acquiror or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Acquiror.

                  (iii) Neither Acquiror nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (m) VOTING REQUIREMENTS. The affirmative vote at the Acquiror Stockholders Meeting (the "Acquiror Stockholder Approval") of the holders of a majority of the voting power of all outstanding shares of Acquiror Common Stock is the only vote of the holders of any class or series of Acquiror's capital stock necessary to approve the issuance of Acquiror Common Stock to be issued pursuant to this Agreement. The Board of Directors of Acquiror has duly and validly approved and taken all corporate action required to be taken by the Acquiror Board of Directors for the consummation of the transactions contemplated by this Agreement.

                  (n) STATE TAKEOVER STATUTES. The Board of Directors of Acquiror has taken all necessary action so that no Takeover Statute (including the interested stockholder provisions codified in Section 203 of the Delaware General Corporation Law) or any applicable anti-takeover provision in the Acquiror's certificate of incorporation or by-laws is applicable to the Merger and the other transactions contemplated by this Agreement. To the knowledge of Acquiror, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

                  (o) ACCOUNTING MATTERS. Acquiror has disclosed to its independent public accountants all actions taken by it or its subsidiaries that would impact the accounting of the business combination to be effected by the Merger as a pooling of interests. As of the date hereof, Acquiror believes that the Merger will qualify for "pooling of interests" accounting.

                  (p) BROKERS. Except for Robert W. Baird & Co. Incorporated, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror or Merger Sub.

                  (q) OWNERSHIP OF THE COMPANY CAPITAL STOCK. Except for shares owned by Acquiror Benefit Plans or shares held or managed for the account of another person or as to which Acquiror is required to act as a fiduciary or in a similar capacity, as of the date hereof, neither Acquiror nor, to its knowledge without independent investigation, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or

(ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company.

                  (r) CERTAIN CONTRACTS. Except as set forth in the Acquiror Filed SEC Documents or as permitted pursuant to Section 4.1(b), neither Acquiror nor any of its subsidiaries is a party to or bound by (i) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions but excluding commercial paper) providing for payment or repayment in excess of $100.0 million, (ii) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or (iii) any non-competition agreement which purports to limit in any material respect the manner in which, or localities in which, all or any substantial portion of the business of Acquiror and its subsidiaries, taken as a whole, is or would be conducted.

                  (s) OPINION OF FINANCIAL ADVISOR. Acquiror has received the opinion of Robert W. Baird & Co. Incorporated, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio for the conversion of Company Common Stock into Acquiror Common Stock pursuant to the Merger is fair to Acquiror from a financial point of view, a signed copy of which opinion will be made available to the Company promptly after the date hereof.

                  (t) ENVIRONMENTAL MATTERS.

                  (i) During the three-year period immediately preceding the date of this Agreement, neither Acquiror nor any of its subsidiaries has received any written communication, whether from a Governmental Entity, citizens' group, employee or otherwise, alleging that Acquiror or any of its subsidiaries is not in compliance with applicable Environmental Laws, other than those instances of alleged noncompliance which individually or in the aggregate would not (x) reasonably be expected to have a material adverse effect on Acquiror or (y) reasonably be expected to materially impair or delay the ability of Acquiror to perform its obligations under this Agreement.

                  (ii) There is no Environmental Claim pending or, to the knowledge of Acquiror, threatened, against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror, against any person whose liability for any Environmental Claim Acquiror or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, other than those Environmental Claims which individually or in the aggregate would not (x) reasonably be expected to have a material adverse effect on Acquiror or (y) reasonably be expected to materially impair or delay the ability of Acquiror to perform its obligations under this Agreement.

                  (iii) There are no present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material at any property, that could reasonably be expected to result in liability under any Environmental Law for Acquiror or any of its subsidiaries or, to the knowledge of Acquiror, for any person whose liability for any Environmental Claim Acquiror or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, other than those liabilities which individually or in the aggregate would not (x) reasonably be expected to have a material adverse effect on Acquiror or (y) reasonably be expected to materially impair or delay the ability of Acquiror to perform its obligations under this Agreement.

                  (u) INTELLECTUAL PROPERTY.

                  (i) Acquiror and its subsidiaries own or have a binding, enforceable right to use all letters patent, patent applications, trade names, brand names, trademarks, service marks, trademark and service mark registrations and applications, copyright registrations and applications, both domestic and foreign (collectively, the "Acquiror Intellectual Property") used in their businesses substantially as currently conducted except for such Acquiror Intellectual Property, the failure of which to own or have a binding, enforceable right to use individually or in the aggregate would not reasonably be expected to have a material adverse effect on Acquiror. Neither Acquiror nor any of its subsidiaries has received any written notice of infringement of or conflict with and, to the knowledge of the Acquiror, there are no infringements of or conflicts with, the rights of others with respect to the use of any Acquiror Intellectual Property that individually or in the aggregate, in either such case, would reasonably be expected to have a material adverse effect on Acquiror or would reasonably be expected to materially impair or delay the ability of Acquiror to perform its obligations under this Agreement. Neither Acquiror nor any of its subsidiaries has received any written notice that the conduct of another person's business or the nature of any of products sold or services provided by another person infringes upon or conflicts with Acquiror's registered trademarks set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 other than those infringements or conflicts that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Acquiror or would not reasonably be expected to materially impair or delay the ability of Acquiror to perform its obligations under this Agreement.

                  (ii) Acquiror has conducted a comprehensive review of its computer systems' ability to process properly year date codes after December 31, 1999, has formulated a plan to modify or replace programs where necessary and believes that all necessary reprogramming efforts will be completed prior to December 31, 1999, except for any failures to complete such reprogramming efforts as would not individually or in the aggregate have a material adverse effect on Acquiror.

                                    ARTICLE 4

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  Section 4.1  CONDUCT OF BUSINESS.

                  (a) CONDUCT OF BUSINESS BY THE COMPANY. Except as set forth in
Section 4.1(a) of the Company Disclosure Schedule, except as otherwise expressly contemplated by this Agreement or except as consented to by Acquiror, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations (other than internal organizational realignments), use all reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to:

                  (i) other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, or by a subsidiary that is partially owned by the Company or any of its subsidiaries, provided that the Company or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly cash dividends with respect to the Company Common Stock, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of the Company Common Stock upon the exercise of the Company Employee Stock Options under the Company Stock Plan or in connection with other awards under the Company Stock Plan, in each case, outstanding as of September 30, 1998 and in accordance with their present terms or issued pursuant to Section 4.1(a)(ii) or (z) except pursuant to agreements entered into with respect to the Company Stock Plan that are in effect as of the close of business on September 30, 1998, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of Company Common Stock upon the exercise of the Company Employee Stock Options or in connection with other awards under the Company Stock Plan (I) outstanding as of September 30, 1998 and in accordance with their present terms or granted after the date thereof in the ordinary course of business consistent with past practice or (II) after consulting with Acquiror, otherwise granted after the date hereof so long as (x) the amount of the Company Common Stock subject to the Company Employee Stock Options and/or other awards under the Company Stock Plan granted after September 30, 1998 do not exceed 1,100,000 shares of Company Common Stock in the aggregate; and (y) the amount of performance shares under the Company Stock Plan granted after September 30, 1998 do not exceed 125,000 performance shares in the aggregate; PROVIDED, HOWEVER, that any such grants made after the date of this Agreement shall not have terms that would impair the parties' ability to obtain pooling of interests accounting treatment for the Merger (including, without limitation, provisions for accelerated vesting upon a "change of control" of the Company);

                  (iii) amend its articles of incorporation, code of regulations or other comparable organizational documents, or, in the case of the Company, merge or consolidate with any person;

                  (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, except for such acquisitions for which the aggregate consideration (including indebtedness directly or indirectly assumed) is less than $200.0 million;

                  (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (x) other than in the ordinary course of business consistent with past practice or (y) for an aggregate consideration (including indebtedness directly or indirectly assumed) in excess of $200.0 million; PROVIDED, HOWEVER, that, prior to effecting any such sale or disposition, the Company obtains written assurance from its independent public accountants that such sale or disposition will not impair the parties' ability to obtain pooling of interests accounting treatment for the Merger;

                  (vi) take any action that would cause the representations and warranties set forth in clauses (3), (4) or (5) of Section 3.1(g) to no longer be true and correct (with each reference in Section 3.1(g) to "ordinary course of business" being deemed for purposes of this Section 4.1(a)(vi) to be immediately followed by "consistent with past practice");

                  (vii) except as provided in Section 4.2, the Company shall not amend, modify or waive any provision of the Company Rights Agreement, and shall not take any action to redeem the rights issued thereunder or render the rights issued thereunder inapplicable to a transaction, other than to permit another transaction that the Board of Directors of the Company has determined is a Company Superior Proposal;

                  (viii) license (other than pursuant to agreements outstanding as of the date hereof), transfer or otherwise dispose of, or permit to lapse, any rights in the Material Company Trademarks other than licenses in the ordinary course of business consistent with past practice; or

                  (ix) authorize, or commit or agree to take, any of the foregoing actions;

PROVIDED that the limitations set forth in this Section 4.1(a) (other than clause (iii)) shall not apply to any transaction to which the only parties are the Company and any wholly owned subsidiary or subsidiaries of the Company.

                  (b) CONDUCT OF BUSINESS BY ACQUIROR. Except as otherwise expressly contemplated by this Agreement or except as consented to by the Company, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Acquiror shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations (other than internal organizational realignments), use all reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Acquiror shall not, and shall not permit any of its subsidiaries to:

                  (i) other than dividends and distributions by a direct or indirect wholly owned subsidiary of Acquiror to its parent, or by a subsidiary that is partially owned by Acquiror or any of its subsidiaries, provided that Acquiror or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly cash dividends with respect to the Acquiror Common Stock, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Acquiror Common Stock upon the exercise of Acquiror Employee Stock Options under the Acquiror Stock Plans or in connection with other awards under the Acquiror Stock Plans, in each case, outstanding as of September 30, 1998 and in accordance with their present terms or issued pursuant to Section 4.1(b)(ii) or (z) purchase, redeem or otherwise acquire any shares of capital stock of Acquiror or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than (x) the issuance of shares of Acquiror Common Stock permitted by Section 4.1(b)(iv), (y) the issuance of up to an aggregate of 9,865,000 shares of Acquiror Common Stock upon the conversion of outstanding convertible trust preferred securities of a subsidiary trust of Acquiror pursuant to the Trust Documents and (z) the issuance of Acquiror Common Stock or options to purchase shares of Acquiror Common Stock upon the exercise of Acquiror Employee Stock Options or in connection with other awards under the Acquiror Stock Plans (I) outstanding as of September 30, 1998 and in accordance with their present terms or granted after the date thereof in the ordinary course of business consistent with past practice or (II) after consulting with the Company, otherwise granted after the date hereof so long as the amount of Acquiror Common Stock subject to Acquiror Employee Stock Options and/or other awards under the Acquiror Stock Plans granted after September 30, 1998 do not exceed 1,100,000 shares of Acquiror Common Stock in the aggregate; PROVIDED, HOWEVER, that any such grants made after the date of this Agreement shall not have terms that would impair the parties' ability to obtain pooling of interests accounting treatment for the Merger;

                  (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents;

                  (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, except for such acquisitions for which the aggregate consideration (including indebtedness directly or indirectly assumed) is not more than $500.0 million, of which not more than $300.0 million may be paid through the issuance of shares of Acquiror Common Stock which shall be valued at the closing price of the Acquiror Common Stock on the NYSE on the day prior to the announcement of any such acquisition;

                  (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (x) other than in the ordinary course of business consistent with past practice or (y) for an aggregate consideration (including indebtedness directly or indirectly assumed) in excess of $200.0 million; PROVIDED, HOWEVER, that, prior to effecting any such sale or disposition, Acquiror obtains written assurance from its independent public accountants that such sale or disposition will not impair the parties' ability to obtain pooling of interests accounting treatment for the Merger;

                  (vi) take any action that would cause the representations and warranties set forth in clauses (3), (4) or (5) of Section 3.2(h) to no longer be true and correct (with each reference in Section 3.2(h) to "ordinary course of business" being deemed for purposes of this Section 4.l(b)(vi) to be immediately followed by "consistent with past practice");

                  (vii) except as provided in Section 4.3, Acquiror shall not amend, modify or waive any provision of the Acquiror Rights Agreement, and shall not take any action to redeem the rights issued thereunder or render the rights issued thereunder inapplicable to a transaction, other than to permit another transaction that the Board of Directors of Acquiror has determined is an Acquiror Superior Proposal; or

                  (viii authorize, or commit or agree to take, any of the foregoing actions;

PROVIDED that the limitations set forth in this Section 4.1(b) (other than clause (iii)) shall not apply to any transaction to which the only parties are Acquiror and any wholly owned subsidiary or subsidiaries of Acquiror.

                  (c) COORDINATION OF DIVIDENDS. Subject to Section 5.14, each of Acquiror and the Company shall coordinate with the other regarding the declaration and payment of dividends in respect of the Acquiror Common Stock and the Company Common Stock and the record dates and payment dates relating thereto, it being the intention of Acquiror and the Company that any holder of the Company Common Stock or Acquiror Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of the Company Common Stock and/or shares of Acquiror Common Stock, including shares of Acquiror Common Stock that a holder receives in exchange for shares of the Company Common Stock pursuant to the Merger.

                  (d) OTHER ACTIONS. Except as required by law, the Company and Acquiror shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article 6 not being satisfied.

                  (e) ADVICE OF CHANGES. The Company and Acquiror shall promptly advise the other party orally and in writing to the extent it has knowledge of any change or event having, or which, insofar as can reasonably be foreseen, would reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article 6 to be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

                  (f) CONTROL OF OTHER PARTY'S BUSINESS. Nothing contained in this Agreement shall give Acquiror, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Acquiror's operations prior to the Effective Time. Prior to the Effective Time, each of Acquiror and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                  Section 4.2 NO SOLICITATION BY THE COMPANY.

                  (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Company Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Company

Takeover Proposal; PROVIDED, HOWEVER, that if, at any time, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to a Company Superior Proposal (as defined in Section 4.2(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 4.2(a) and subject to providing prior written notice of its decision to take such action to Acquiror (the "Company Notice") and compliance with Section 4.2(c), following delivery of the Company Notice (x) furnish information with respect to the Company and its subsidiaries to any person making a Company Superior Proposal pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel) that is no less restrictive than the Confidentiality Agreement and (y) participate in discussions or negotiations regarding such Company Superior Proposal. For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of the Company and its subsidiaries, taken as a whole, (x) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of the Company or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

                  (b) Except as expressly permitted by this Section 4.2, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Acquiror, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Company Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that in light of a Company Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may (subject to this and the following sentences) terminate this Agreement in order to concurrently enter into such Company Acquisition Agreement with respect to a Company Superior Proposal; PROVIDED, HOWEVER, that the Company may not terminate this Agreement pursuant to this Section 4.2(b) unless and until (i) three business days have elapsed following the delivery to Acquiror of a written notice of such determination by the Board of Directors of the Company and (x) the Company has delivered to Acquiror the written notice required by Section 4.2(c) below, and
(y) during such three business
day period, the Company otherwise cooperates with Acquiror with respect to the Company Takeover Proposal that constitutes a Company Superior Proposal with the intent of enabling Acquiror to engage in good faith negotiations so that the transactions contemplated hereby may be effected and (ii) at the end of such three business day period the Board of Directors of the Company continues reasonably to believe that the Company Takeover Proposal constitutes a Company Superior Proposal. For purposes of this Agreement, a "Company Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.2, the Company shall immediately advise Acquiror orally and in writing of any request for information or of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal and the identity of the person making such request or Company Takeover Proposal. The Company will keep Acquiror reasonably informed of the status and details (including amendments and proposed amendments) of any such request or Company Takeover Proposal.

                  (d) Nothing contained in this Section 4.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; PROVIDED, HOWEVER, that, except as expressly permitted by paragraph (a) of this Section 4.2 in connection with a Company Superior Proposal, neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal.

                  Section 4.3 NO SOLICITATION BY ACQUIROR.

                  (a) Acquiror shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Acquiror Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Acquiror Takeover Proposal;

PROVIDED, HOWEVER, that if, at any time, the Board of Directors of Acquiror determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Acquiror's stockholders under applicable law, Acquiror may, in response to an Acquiror Superior Proposal (as defined in Section 4.3(b)) which was not solicited by it or which did not otherwise result from a breach of this
Section 4.3(a) and subject to providing prior written notice of its decision to take such action to the Company (the "Acquiror Notice") and compliance with
Section 4.3(c), following delivery of the Acquiror Notice (x) furnish information with respect to Acquiror and its subsidiaries to any person making an Acquiror Superior Proposal pursuant to a customary confidentiality agreement (as determined by Acquiror after consultation with its outside counsel) that is no less restrictive than the Confidentiality Agreement and (y) participate in discussions or negotiations regarding such Acquiror Superior Proposal. For purposes of this Agreement, "Acquiror Takeover Proposal" means any inquiry, proposal or offer from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Acquiror and its subsidiaries, taken as a whole, (x) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Acquiror or of 15% or more of any class of equity securities of any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Acquiror and its subsidiaries, taken as a whole, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Acquiror or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Acquiror and its subsidiaries, taken as a whole, or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Acquiror or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Acquiror and its subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

                  (b) Except as expressly permitted by this Section 4.3, neither the Board of Directors of Acquiror nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by such Board of Directors or such committee of the Merger, this Agreement or the issuance of Acquiror Common Stock in connection with the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquiror Takeover Proposal or (iii) cause Acquiror to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquiror Acquisition Agreement") related to any Acquiror Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Acquiror determines in good faith, after consultation with outside counsel, that in light of an Acquiror Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Acquiror's stockholders under applicable law, the Board of Directors of Acquiror may (subject to this and the following sentences) terminate this Agreement in order to concurrently enter into such Acquiror Acquisition Agreement with respect to an Acquiror Superior Proposal; PROVIDED, HOWEVER, that Acquiror may not terminate this Agreement pursuant to this Section 4.3(b) unless and until (i) three business days have elapsed following the delivery to the Company of a written notice of such determination by the Board of Directors of Acquiror and (x) Acquiror has delivered to the Company the written notice required by Section 4.3(c) below, and (y) during such three business day period, Acquiror otherwise cooperates with the Company with respect to an Acquiror Takeover Proposal that constitutes an Acquiror Superior Proposal with the intent of enabling the Company to engage in good faith negotiations so that the transactions contemplated hereby may be effected and (ii) at the end of such three business day period the Board of Directors of Acquiror continues reasonably to believe that the Acquiror Takeover Proposal constitutes an Acquiror Superior Proposal. For purposes of this Agreement, an "Acquiror Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Acquiror Common Stock then outstanding or all or substantially all the assets of Acquiror and otherwise on terms which the Board of Directors of Acquiror determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Acquiror's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Acquiror, is reasonably capable of being obtained by such third party.

                  (c) In addition to the obligations of Acquiror set forth in paragraphs (a) and (b) of this Section 4.3, Acquiror shall immediately advise the Company orally and in writing of any request for information or of any Acquiror Takeover Proposal, the material terms and conditions of such request or Acquiror Takeover Proposal and the identity of the person making such request or Acquiror Takeover Proposal. Acquiror will keep the Company reasonably informed of the status and details (including amendments and proposed amendments) of any such request or Acquiror Takeover Proposal.

                  (d) Nothing contained in this Section 4.3 shall prohibit Acquiror from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Acquiror's stockholders if, in the good faith judgment of the Board of Directors of Acquiror, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; PROVIDED, HOWEVER, that, except as expressly permitted by paragraph (a) of this
Section 4.3 in connection with an Acquiror Superior Proposal, neither Acquiror nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Merger, the issuance of Acquiror Common Stock in connection with the Merger, or approve or recommend, or propose publicly to approve or recommend, an Acquiror Takeover Proposal.


                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS

                  Section 5.1 PREPARATION OF THE FORM S-4 AND THE JOINT PROXY STATEMENT; STOCKHOLDERS MEETINGS.

                  (a) As soon as practicable following the date of this Agreement, the Company and Acquiror shall prepare and file with the SEC the Joint Proxy Statement and Acquiror shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Acquiror shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use all reasonable best efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, and Acquiror will use all reasonable best efforts to cause the Joint Proxy Statement to be mailed to Acquiror's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Acquiror shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Acquiror Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 will be made by Acquiror or to the Joint Proxy Statement will be made by Acquiror or the Company without providing the other party the opportunity to review and comment thereon. Acquiror will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Acquiror Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Acquiror, or any of their respective affiliates, officers or directors, should be discovered by the Company or Acquiror which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company and Acquiror.

                  (b) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights pursuant to
Section 4.2 and Section 7.1(f), the Company agrees that its obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal.

                  (c) Acquiror shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Acquiror Stockholders Meeting") for the purposes of obtaining the Acquiror Stockholder Approval and the change of Acquiror's name to "Newell Rubbermaid Inc." and shall, through its Board of Directors, recommend to its stockholders the approval of the issuance of Acquiror Common Stock to be issued pursuant to this Agreement. Without limiting the generality of the foregoing but subject to its rights pursuant to
Section 4.3 and Section 7.1(d), Acquiror agrees that its obligations pursuant to the first sentence of this Section 5.1(c) shall not be affected by the commencement, public proposal, public disclosure or communication to Acquiror of any Acquiror Takeover Proposal.

                  (d) Acquiror and the Company will use all reasonable efforts to hold the Company Stockholders Meeting and the Acquiror Stockholders Meeting on the same date and as soon as practicable after the date hereof.

                  Section 5.2 LETTERS OF THE COMPANY'S ACCOUNTANTS.

                  (a) The Company shall use reasonable best efforts to cause to be delivered to Acquiror two letters from the Company's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Acquiror, in form and substance reasonably satisfactory to Acquiror and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  (b) The Company shall use reasonable best efforts to cause to be delivered to Acquiror and Acquiror's independent accountants two letters from the Company's independent accountants addressed to Acquiror and the Company, one dated as of the date the Form S-4 is effective reporting that, as of the date of the letter, the Company qualifies as a "combining company" under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and one dated as of the Closing Date reporting that the Merger will qualify as a "pooling of interests" transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

                  Section 5.3 LETTERS OF ACQUIROR'S ACCOUNTANTS.

                  (a) Acquiror shall use reasonable best efforts to cause to be delivered to the Company two letters from Acquiror's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  (b) Acquiror shall use reasonable best efforts to cause to be delivered to the Company and the Company's independent accountants two letters from Acquiror's independent accountants addressed to the Company and Acquiror, one dated as of the date the Form S-4 is effective reporting that, as of the date of the letter, Acquiror qualifies as a "combining company" under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and one dated as of the Closing Date reporting that the Merger will qualify as a "pooling of interests" transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

                  Section 5.4 ACCESS TO INFORMATION; CONFIDENTIALITY. To the extent permitted by applicable law and subject to the Agreement dated October 2, 1998, between Acquiror and the Company (the "Confidentiality Agreement"), each of the Company and Acquiror shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Acquiror shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Any review pursuant to this Section 5.4 shall be for the purposes of confirming the accuracy of any representation or warranty contained in this Agreement given by Acquiror and Merger Sub to the Company, or by the Company to Acquiror and Merger Sub and facilitating transition planning. Each of the Company and Acquiror will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

                  Section 5.5 REASONABLE BEST EFFORTS; COOPERATION.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.5(a) will limit or affect actions permitted to be taken pursuant to Sections 4.2 and 4.3.

                  (b) In connection with and without limiting the foregoing, the Company and Acquiror shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

                  (c) Each of Acquiror and the Company shall cooperate with each other in obtaining opinions of Schiff Hardin & Waite, counsel to Acquiror, and Jones, Day, Reavis & Pogue, counsel to the Company, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In connection therewith, each of Acquiror and the Company shall deliver to Schiff Hardin & Waite and Jones, Day, Reavis & Pogue customary representation letters in form and substance reasonably satisfactory to such counsel and the Company shall obtain any representation letters from appropriate stockholders and shall deliver any such letters obtained to Schiff Hardin & Waite and Jones, Day, Reavis & Pogue (the representation letters referred to in this sentence are collectively referred to as the "Tax Certificates").

                  (d) Each of Acquiror and the Company shall consult and cooperate with the other with respect to significant developments in its business and shall give reasonable consideration to the other's views with respect thereto.

                  (e) Each of Acquiror and the Company shall (i) make the filings required of such party under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement within ten days after the date of this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by such party from the Federal Trade Commission or the Department of Justice or any other Governmental Entity in respect of such filings or the Merger and the other transactions contemplated by this Agreement, and (iii) cooperate with the other party in connection with making any filing under the HSR Act and in connection with any filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Authority under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement.

                  Section 5.6 STOCK OPTIONS, RESTRICTED STOCK AND EMPLOYMENT AGREEMENTS.

                  (a) As of the Effective Time, (i) each outstanding Company Employee Stock Option shall be converted into an option (an "Adjusted Option") to purchase the number of shares of Acquiror Common Stock equal to the number of shares of Company Common Stock subject to such Company Employee Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded to the nearest whole number of shares of Acquiror Common Stock), at an exercise price per share equal to the exercise price for each such share of Company Common Stock subject to such option divided by the Exchange Ratio (rounded down to the nearest whole cent), and all references in each such option to the Company shall be deemed to refer to Acquiror, where appropriate, and (ii) Acquiror shall assume the obligations of the Company under the

Company Stock Plan. The other terms of each Adjusted Option, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms. The date of grant of each Adjusted Option shall be the date on which the corresponding Company Employee Stock Option was granted.

                  (b) To the extent that there are any outstanding awards (including restricted stock, deferred stock and performance shares) (each, a "Company Award") under the Company Stock Plan at the Effective Time, then, as of the Effective Time, (i) each such Company Award shall be converted into the same instrument of Acquiror, in each case with such adjustments (and no other adjustments) to the terms of such Company Awards as are necessary to preserve the value inherent in such Company Awards with no detrimental effects on the holder thereof and (ii) Acquiror shall assume the obligations of the Company under the Company Awards. The other terms of each Company Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms.

                  (c) The Company and Acquiror agree that each of the Company Stock Plan and Acquiror Stock Plans shall be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of shares of the Company Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Acquiror Common Stock on a basis consistent with the transactions contemplated by this Agreement. The Company and Acquiror agree to submit the amendments to the Acquiror Stock Plans or the Company Stock Plan to their respective stockholders, if such submission is determined to be necessary by counsel to the Company or Acquiror after consultation with one another; PROVIDED, HOWEVER, that such approval shall not be a condition to the consummation of the Merger.

                  (d) Acquiror shall (i) reserve for issuance the number of shares of Acquiror Common Stock that will become subject to the benefit plans, programs and arrangements referred to in this Section 5.6 and (ii) issue or cause to be issued the appropriate number of shares of Acquiror Common Stock pursuant to applicable plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. No later than the Effective Time, Acquiror shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Acquiror Common Stock necessary to fulfill Acquiror's obligations under this Section 5.6. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained) for at least as long as Adjusted Options or the Company Awards remain outstanding.

                  (e) As soon as practicable after the Effective Time, Acquiror shall deliver to the holders of the Company Employee Stock Options and Company Awards appropriate notices setting forth such holders' rights pursuant to the Company Stock Plan and the agreements evidencing the grants of such Company Employee Stock Options and Company Awards and that such Company Employee Stock Options and Company Awards and the related agreements shall be assumed by Acquiror and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section after giving effect to the Merger).

                  (f) Following the Effective Time, (i) Acquiror shall cause the Surviving Corporation to honor in accordance with their terms all written employment, severance and other compensation agreements of the Company and its subsidiaries and (ii) Acquiror shall cause the Surviving Corporation to provide severance benefits to employees of the Surviving Corporation in accordance with
Section 5.6(f) of the Acquiror Disclosure Schedule.

                  Section 5.7 INDEMNIFICATION.

                  (a) From and after the Effective Time, Acquiror shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its subsidiaries (each, an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of the Company or any of its subsidiaries or served as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) at any time maintained by or contributed to by the Company or any of its subsidiaries ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Acquiror shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Acquiror, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred,
(ii) Acquiror and the Company will cooperate in the defense of such matter and
(iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law and the articles of incorporation or code of regulations shall be made by independent counsel mutually acceptable to Acquiror and the Indemnified Party; PROVIDED, HOWEVER, that Acquiror shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). In the event that any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Acquiror shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action. Each Indemnified Party shall be entitled to the advancement of expenses to the full extent contemplated in this Section 5.7(a) in connection with any such action. In addition, from and after the Effective Time, directors and officers of the Company who become directors or officers of Acquiror will be entitled to indemnification under Acquiror's Restated Certificate of Incorporation and Bylaws, as the same may be amended from time to time in accordance with their terms and applicable law, and to all other indemnity rights and protections as are afforded to other directors and officers of Acquiror.

                  (b) In the event that Acquiror or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Acquiror assume the obligations set forth in this
Section 5.7.

                  (c) For six years after the Effective Time, Acquiror shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof, PROVIDED that Acquiror may substitute therefor policies of Acquiror or its subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers; PROVIDED, FURTHER, that in no event shall Acquiror be required to pay aggregate premiums for insurance under this
Section 5.7(c) in excess of 200% of the aggregate premiums paid by the Company in 1998 for such purpose; PROVIDED, further, that if the annual premiums of such insurance coverage exceed such amount, Acquiror shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of Acquiror, for a cost up to but not exceeding such amount. In addition, for six years after the Effective Time, Acquiror shall maintain in effect the Company's current fiduciary liability insurance policies for employees who serve or have served as fiduciaries under or with respect to any employee benefit plans described in Section 5.7(a) with coverages and in amounts no less favorable than those of such policy in effect on the date hereof.

                  (d) The provisions of this Section 5.7 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                  Section 5.8 FEES AND EXPENSES.

                  (a) Except as provided in this Section 5.8, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Acquiror and the Company shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees).

                  (b) In the event that (i) this Agreement is terminated by the Company pursuant to Section 7.1(f), then the Company shall promptly, but in no event later than two days after the date of termination pursuant to this clause
(i), pay Acquiror a fee equal to $140.0 million (the "Company Termination Fee"), payable by wire transfer of same day funds, or (ii)(x) a Company Takeover Proposal shall have been made known to the Company or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal which, in any such case, has not been publicly withdrawn prior to the Company Stockholders Meeting, (y) thereafter, this Agreement is terminated by either the Company or Acquiror pursuant to
Section 7.1(b)(ii), and (z) within 18 months of such termination the Company or any of its subsidiaries enters into any Company Acquisition Agreement or consummates any Company Takeover Proposal (for the purposes of the foregoing proviso the terms "Company Acquisition Agreement" and "Company Takeover Proposal" shall have the meanings assigned to such terms in Section 4.2 except that the references to "15%" in the definition of "Company Takeover Proposal" in
Section 4.2(a) shall be deemed to be references to "35%" and "Company Takeover Proposal" shall only be deemed to refer to a transaction involving the Company, or with respect to assets (including the shares of any subsidiary), the Company and its subsidiaries, taken as a whole, and not any of its subsidiaries alone), then the Company shall pay Acquiror the Company Termination Fee, payable by wire transfer of same day funds, no later than two days after the first to occur of the execution of a Company Acquisition Agreement or the consummation of a Company Takeover Proposal. The Company acknowledges that the agreements contained in this Section 5.8(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Acquiror would not enter into this Agreement.

                  (c) In the event that (i) this Agreement is terminated by Acquiror pursuant to Section 7.1(d), then Acquiror shall promptly, but in no event later than two days after the date of such termination, pay the Company a fee equal to $140.0 million (the "Acquiror Termination Fee"), payable by wire transfer of same day funds, or (ii) (x) an Acquiror Takeover Proposal shall have been made known to Acquiror or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make an Acquiror Takeover Proposal which, in any such case, has not been publicly withdrawn prior to the Acquiror Stockholders Meeting, (y) thereafter, this Agreement is terminated by either the Company or Acquiror pursuant to Section 7.1(b)(iii), and (z) within 18 months of such termination Acquiror or any of its subsidiaries enters into any Acquiror Acquisition Agreement or consummates any Acquiror Takeover Proposal (for the purposes of the foregoing proviso the terms "Acquiror Acquisition Agreement" and "Acquiror Takeover Proposal" shall have the meanings assigned to such terms in
Section 4.3 except that the references to "15%" in the definition of "Acquiror Takeover Proposal" in Section 4.3(a) shall be deemed to be references to "35%" and "Acquiror Takeover Proposal" shall only be deemed to refer to a transaction involving Acquiror, or with respect to assets (including the shares of any subsidiary), Acquiror and its subsidiaries, taken as a whole, and not any of its subsidiaries alone), then Acquiror shall pay the Company the Acquiror Termination Fee, payable by wire transfer of same day funds, no later than two days after the first to occur of the execution of an Acquiror Acquisition Agreement or the consummation of an Acquiror Takeover Proposal. Acquiror acknowledges that the agreements contained in this Section 5.8(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement.

                  Section 5.9 PUBLIC ANNOUNCEMENTS. Acquiror and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

                  Section 5.10 AFFILIATES.

                  (a) Not less than 45 days prior to the Effective Time, the Company shall deliver to Acquiror a list of names and addresses of each person who, in the Company's reasonable judgment, is an affiliate within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or otherwise applicable SEC accounting releases with respect to pooling of interests accounting treatment (each such person, a "Pooling Affiliate") of the Company. The Company shall provide Acquiror such information and documents as Acquiror shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Acquiror, not later than 30 days prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 5.10(a), executed by each of the Pooling Affiliates of the Company identified in the foregoing list. Acquiror shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any of the Acquiror Common Stock to be received by the Pooling Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Acquiror Common Stock, consistent with the terms of such letters.

                  (b) Not less than 45 days prior to the Effective Time, Acquiror shall deliver to the Company a list of names and addresses of each person who, in Acquiror's reasonable judgment is a Pooling Affiliate of Acquiror. Acquiror shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. Acquiror shall deliver or cause to be delivered to the Company, not later than 30 days prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 5.10(b), executed by each Pooling Affiliate of Acquiror identified in the foregoing list.

                  Section 5.11 NYSE LISTING. Acquiror shall use its reasonable best efforts to cause the Acquiror Common Stock issuable to the Company's stockholders as contemplated by this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

                  Section 5.12 STOCKHOLDER LITIGATION. Each of the Company and Acquiror shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against the Company or Acquiror, as applicable, and its directors relating to the transactions contemplated by this Agreement.

                  Section 5.13 TAX TREATMENT. Each of Acquiror and the Company shall use reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(c) and 6.3(c), including, without limitation, forebearing from taking any action that would cause the Merger not to qualify as a reorganization under the provisions of Section 368(a) of the Code.

                  Section 5.14 POOLING OF INTERESTS. Each of the Company and Acquiror shall use their respective reasonable best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of the Company's and Acquiror's independent certified public accountants, respectively, and to be accepted by the SEC, and each of the Company and Acquiror agrees that, notwithstanding any action permitted by Section 4.1(a) or 4.1(b), it will not knowingly take any action that would cause such accounting treatment not to be obtained.

                  Section 5.15 STANDSTILL AGREEMENTS; CONFIDENTIALITY AGREEMENTS. During the period from the date of this Agreement through the Effective Time, neither the Company nor Acquiror shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party, other than (a) the Confidentiality Agreement, pursuant to its terms or by written agreement of the parties thereto, (b) confidentiality agreements under which the Company or Acquiror, as the case may be, does not provide any confidential information to third parties or (c) standstill agreements that do not relate to the equity securities of the Company or any of its subsidiaries or Acquiror or any of its subsidiaries, as the case may be. During such period, the Company or Acquiror, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

                  Section 5.16 EMPLOYEE BENEFIT PLANS.

                  (a) For a period of at least three years after the Effective Time but subject to the next sentence, Acquiror shall, or shall cause the Surviving Corporation and each subsidiary of the Surviving Corporation to, provide employees of the Company and each subsidiary of the Company with either benefits that are substantially similar to those provided under the Company Benefit Plans as of the date hereof or benefits that are substantially similar to those provided to similarly situated employees of the Acquiror. For a period of at least one year after the Effective Time, Acquiror shall, or shall cause the Surviving Corporation and each subsidiary of the Surviving Corporation to, provide to each continuing employee of the Company and each subsidiary of the
Company: (i) annual salary compensation in an amount not less than the annual salary compensation such employee was entitled to receive from the Company or such subsidiary of the Company immediately prior to the Effective Time based on such employee's base salary then in effect, and (ii) payments under incentive bonus and profit sharing plans with respect to the year ended December 31, 1999, including, without limitation, the Company's ISP Plan (the "Incentive Compensation"), based on the greater of: (A) the Incentive Compensation to which such employee would have been entitled pursuant to the Company's Incentive Compensation plans in effect immediately prior to the Effective Time, or (B) the Incentive Compensation to which such employee would be entitled pursuant to any alternative Incentive Compensation plan as to which such employee may become entitled to participate, at the option of the Acquiror, after the Effective Time.

                  (b) For purposes of (i) eligibility to participate, (ii) vesting and (iii) eligibility for early retirement under Acquiror's defined benefit pension plans (but not for benefit accrual or any other purposes), employees of the Company and its subsidiaries as of the Effective Time shall receive credit under any employee benefit plan, program or arrangement established or maintained by Acquiror or the Surviving Corporation or any of its subsidiaries and made available to such employees for service accrued prior to the Effective Time with the Company or any of its subsidiaries.

                  Section 5.17 POST-MERGER OPERATIONS.

                  (a) For a period of at least two years after the Effective Time, Acquiror and its subsidiaries shall provide charitable contributions within the service areas of the Company and its subsidiaries at levels substantially comparable to the levels of charitable contributions provided by the Company and its subsidiaries within the two-year period immediately prior to the Effective Time.

                  (b) Acquiror and the Company acknowledge that after the Effective Time and in connection with the integration process Acquiror will undertake a study of all of the plants and headquarters of Acquiror and its subsidiaries in an effort to rationalize the operations of Acquiror and its subsidiaries. Any decision as part of this process that would materially adversely affect the communities in which the headquarters of each of the Company's Home, Juvenile, Infant and Commercial operating divisions are located must be approved or ratified by the Acquiror Board.

                  Section 5.18 ACQUIROR CORPORATE OFFICE. Promptly after the date hereof, Acquiror and the Company will undertake a study to (i) determine a new location for Acquiror's corporate offices for its senior executive officers and (ii) develop a timetable pursuant to which the move of Acquiror's corporation offices for its senior executive officers to such new location will be effected. The Company and Acquiror acknowledge that such new location will not be Wooster, Ohio, Freeport, Illinois or Beloit, Wisconsin.

                  Section 5.19 ACQUIROR BOARD OF DIRECTORS; ACQUIROR OFFICERS.

                  (a) Prior to the Effective Time, Acquiror's Board of Directors (the "Acquiror Board") shall take such action as may be necessary to cause the number of directors comprising the Acquiror Board at the Effective Time to be 15 persons, consisting of (i) 9 persons designated by the Chairman of the Nominating Committee of the Acquiror Board and (ii) 6 persons designated by the Chairman of the Nominating Committee of the Company Board of Directors ("Company Board") and reasonably acceptable to the Chairman of the Nominating Committee of Acquiror. Acquiror shall take such action as may be necessary to cause such persons to become directors of Acquiror. In furtherance thereof, Acquiror shall use its reasonable best efforts to obtain the resignation of such directors of Acquiror as is necessary to permit the Company's designees to be elected to the Acquiror Board. The initial designation of the Company's director designees among the three classes of the Acquiror Board shall be as designated by the Chairman of the Nominating Committee of Acquiror and reasonably acceptable to the Chairman of the Nominating Committee of the Company. If, prior to the Effective Time, any Company director designee shall decline or be unable to serve, the Company shall designate another person to serve in such person's stead.

                  (b) Effective as of the Effective Time, William P. Sovey shall be Chairman of the Acquiror Board, John J. McDonough shall be Vice Chairman of the Acquiror Board and Chief Executive Officer of Acquiror and Wolfgang R. Schmitt shall be Vice Chairman - Integration and Strategy of the Acquiror Board, in each case, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                    ARTICLE 6

                              CONDITIONS PRECEDENT

                  Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) STOCKHOLDER APPROVALS. Each of the Company Stockholder Approval and the Acquiror Stockholder Approval shall have been obtained.

                  (b) GOVERNMENTAL AND REGULATORY APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental Entity required of the Company, Acquiror or any of their subsidiaries to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or taken is reasonably expected to have a material adverse effect on the Surviving Corporation and its subsidiaries, taken as a whole, shall have been obtained in form and substance reasonably satisfactory to each of Acquiror and the Company.

                  (c) NO INJUNCTIONS OR RESTRAINTS. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger,
(ii) prohibiting or limiting the ownership or operation by the Company or Acquiror and their respective subsidiaries of any material portion of the business or assets of the Company or Acquiror and their respective subsidiaries taken as a whole, or compelling the Company or Acquiror and their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company or Acquiror and their respective subsidiaries, taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement or (iii) which otherwise is reasonably likely to have a material adverse effect on the Company or Acquiror, as applicable; PROVIDED, HOWEVER, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

                  (d) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                  (e) NYSE LISTING. The shares of Acquiror Common Stock issuable to the Company's stockholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (f) POOLING. Each of Acquiror and the Company shall have received a letter of its independent public accountants, dated as of the Closing Date, in form and substance reasonably satisfactory, in each case, to Acquiror and the Company, stating that the Merger will qualify as a "pooling of interests" transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

                  (g) DISSENTING SHARES. Dissenting Shares shall not exceed 9% of the shares of Company Common Stock outstanding on the Closing Date.

                  (h) HSR ACT. The waiting or similar period (including any extension thereof) applicable to the consummation of the Merger under the HSR Act and any applicable Foreign Antitrust Law shall have expired or been terminated.

                  Section 6.2 CONDITIONS TO OBLIGATIONS OF ACQUIROR. The obligation of Acquiror to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) would not have, individually or in the aggregate, a material adverse effect on the Company.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  (c) TAX OPINION. Acquiror shall have received from Schiff Hardin & Waite, counsel to Acquiror, an opinion dated as of the Closing Date, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Acquiror and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for Acquiror may require delivery of, and rely upon, the Tax Certificates.

                  (d) NO MATERIAL ADVERSE CHANGE. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to the Company; provided that this condition shall no longer be applicable following Acquiror Stockholder Approval.

                  Section 6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Acquiror set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) would not have, individually or in the aggregate, a material adverse effect on Acquiror.

                  (b) PERFORMANCE OF OBLIGATIONS OF ACQUIROR. Acquiror shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  (c) TAX OPINION. The Company shall have received from Jones, Day, Reavis & Pogue, counsel to the Company, an opinion dated as of the Closing Date, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Acquiror and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for the Company may require delivery of, and rely upon, the Tax Certificates.

                  (d) NO MATERIAL ADVERSE CHANGE. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to Acquiror; provided that this condition shall no longer be applicable following the Company Stockholder Approval.

                  Section 6.4 FRUSTRATION OF CLOSING CONDITIONS. Neither Acquiror nor the Company may rely on the failure of any condition set forth in
Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.5.

                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Acquiror Stockholder Approval:

                  (a) by mutual written consent of Acquiror and the Company;

                  (b)      by either Acquiror or the Company:

                  (i) if the Merger shall not have been consummated by June 30, 1999; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

                  (ii) if the Company Stockholder Approval shall not have been obtained at a Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof,

                  (iii) if the Acquiror Stockholder Approval shall not have been obtained at an Acquiror Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, or

                  (iv) if any Restraint having any of the effects set forth in
         Section 6.1(c) shall be in effect and shall have become final and nonappealable; PROVIDED, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iv) shall have used reasonable best efforts to prevent the entry of and to remove such Restraint;

                  (c) by Acquiror, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would give rise to a material adverse change relating to the Company and (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by the Company;

                  (d) by Acquiror in accordance with Section 4.3(b); PROVIDED that, in order for the termination of this Agreement pursuant to this paragraph
(d) to be deemed effective, Acquiror shall have complied with all provisions contained in Section 4.3, including the notice provisions therein, and the applicable requirements, including the payment of the Acquiror Termination Fee, of Section 5.8;

                  (e) by the Company, if Acquiror shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would give rise to a material adverse change relating to Acquiror and (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by Acquiror; or

                  (f) by the Company in accordance with Section 4.2(b); PROVIDED that, in order for the termination of this Agreement pursuant to this Section 7.1(f) to be deemed effective, the Company shall have complied with all provisions of Section 4.2, including the notice provisions therein, and the applicable requirements, including the payment of the Company Termination Fee, of Section 5.8.

                  Section 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Acquiror as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of

Acquiror or the Company, other than the provisions of Section 3.1(o), Section 3.2(p), the last sentence of Section 5.4, Section 5.8, this Section 7.2 and
Article 8, which provisions survive such termination, PROVIDED, HOWEVER, that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  Section 7.3 AMENDMENT. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval or the Acquiror Stockholder Approval; PROVIDED, HOWEVER, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company or Acquiror without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  Section 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  Section 7.5 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.1 shall, in order to be effective, require, in the case of Acquiror or the Company, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.


                                    ARTICLE 8

                               GENERAL PROVISIONS

                  Section 8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  Section 8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                  (a)      if to the Company, to:    Rubbermaid Incorporated
                                                     1147 Akron Road
                                                     Wooster, Ohio  44691
                                                     Telecopy No.:  (330) 287-2982
                                                     Attention:  Chief Executive Officer

                           with a copy to:           Jones, Day, Reavis & Pogue
                                                     North Point
                                                     901 Lakeside Avenue
                                                     Cleveland, Ohio 44114
                                                     Telecopy No.: (216) 579-0212
                                                     Attention: Lyle G. Ganske, Esq.

                  (b)      if to Acquiror or
                           Merger Sub, to            Newell Co.
                                                     4000 Auburn Street
                                                     Rockford, Illinois  61101
                                                     Telecopy No.:  (815) 969-6106
                                                     Attention:  General Counsel

                           with a copy to:           Schiff Hardin & Waite
                                                     6600 Sears Tower
                                                     Chicago, Illinois 60606
                                                     Telecopy No.:  (312) 258-5600
                                                     Attention:  Frederick L. Hartmann, Esq.

                  Section 8.3 DEFINITIONS. For purposes of this Agreement:

                  (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise;

                  (b) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers;

                  (c) "material adverse change" or "material adverse effect" means, when used in connection with the Company, Acquiror or Merger Sub, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole, other than any change, effect, event or occurrence (i) relating to the economy or securities markets of the United States or any other region in general, (ii) resulting from entering into this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof, or (iii) relating to its business, financial condition or results of operations that has been disclosed in writing to the other party prior to the date of this Agreement, and the terms "material" and "materially" have correlative meanings;

                  (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

                  (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                  Section 8.4 INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                  Section 8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 8.6 ENTIRE AGREEMENT: NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein), and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article 2, Section 5.6 and Section 5.7, are not intended to confer upon any person other than the parties any rights or remedies.

                  Section 8.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO,

REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                  Section 8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  Section 8.9 CONSENT TO JURISDICTION. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court, in either case located in the Southern District of New York, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New York or a New York state court, in either case located in the Southern District of New York.

                  Section 8.10 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 8.11 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                         RUBBERMAID INCORPORATED


                                         By: /s/ James A. Morgan
                                            ----------------------------
                                             Name:  James A. Morgan
                                             Title: Sr. V.P., General Counsel
                                                       & Secretary



                                         NEWELL CO.


                                         By: /s/ William T. Alldredge
                                            ----------------------------
                                             Name:  William T. Alldredge
                                             Title: Vice President


                                         ROOSTER COMPANY

                                         By:  /s/ Dale L. Matschullat
                                            ----------------------------
                                             Name:  Dale L. Matschullat
                                             Title: Vice President

                INDEX TO THE COMPANY DISCLOSURE SCHEDULES FOR THE
                          AGREEMENT AND PLAN OF MERGER,
                          DATED AS OF OCTOBER 20, 1998,
                      AMONG NEWELL CO., ROOSTER COMPANY AND
                             RUBBERMAID INCORPORATED

                          DATED AS OF OCTOBER 20, 1998

Section 3.1(b)             Significant Subsidiaries
Section 3.1(c)             Capital Structure
Section 3.1(d)             Authority; Noncontravention
Section 3.1(h)             Compliance with Applicable Laws; Litigation
Section 3.1(j)             ERISA Compliance
Section 3.1(q)             Certain Contracts